UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September19, 2013 (September 13, 2013)

NEW JERSEY RESOURCES CORPORATION
(Exact name of registrant as specified in its charter)

New Jersey (State or other jurisdiction of incorporation)	001-8359 (Commission File Number)	22-2376465 (IRS Employer Identification No.)

1415 Wyckoff Road Wall, New Jersey		7,719
(Address of principal executive offices)		(Zip Code)

(732) 938-1480
(Registrant's telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On September 13, 2013, New Jersey Resources Corporation (“NJR”), as borrower, and certain of NJR's unregulated subsidiaries, as guarantors (the “Guarantors”), entered into a $100,000,000 Term Loan Credit Agreement, dated as of September 13, 2013 (the “Credit Agreement”), with JPMorgan Chase Bank, N.A., as a Lender and Administrative Agent. J.P. Morgan Securities LLC was Lead Arranger for the Credit Agreement. The Credit Agreement is scheduled to terminate on September 15, 2014.
Borrowings under the Credit Agreement bear interest, at NJR's option at (i) a rate per annum equal to the greatest of (A) JPMorgan Chase Bank, N.A.'s prime rate, (B) the Federal Funds Open Rate, as quoted on stated electronic sources that display such rate, plus 0.50%, and (C) the LIBOR Rate (as defined in the Credit Agreement) for a one month interest period plus 1.00%, or (ii) a rate per annum equal to the LIBOR Rate for the interest period relevant to such borrowing plus an applicable margin of 0.55% to 1.00%, depending upon the credit rating of New Jersey Natural Gas Company, a wholly-owned subsidiary of NJR, from Standard & Poor's and Moody's Investor Services, Inc., or a successor nationally recognized statistical rating agency. As of the closing of the Credit Agreement, the applicable margin for loans described in (ii) above was 0.55%.
The Credit Agreement contains representations, warranties, covenants, conditions and defaults customary for transactions of this type, including but not limited to: (a) a maximum leverage ratio (consolidated total indebtedness to consolidated total capitalization as defined in the Credit Agreement), of not more than 0.65 to 1.00 at any time; (b) limitations on liens and incurrence of debt, investments, mergers and asset dispositions, and the use of the proceeds of the Credit Agreement; (c) requirements to preserve corporate existence, and comply with laws; and (d) default provisions, including defaults for non-payment, breach of representations and warranties, insolvency, non-performance of covenants, cross-defaults and guarantor defaults. The occurrence of an event of default under the Credit Agreement could result in all loans and other obligations of NJR becoming immediately due and payable and the Credit Agreement being terminated.
A copy of the Credit Agreement is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference into this Item 1.01. The foregoing summary of the Credit Agreement is qualified in its entirety by reference to the text of the Credit Agreement filed herewith.
NJR and its affiliates regularly engage the banks listed above to provide other banking services. All of these engagements are negotiated at arm's length.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information required by this item is included in Item 1.01 and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(a)    Financial Statements of Businesses Acquired.        Not applicable.

(b)    Pro Forma Financial Information.                Not applicable.

(c)    Exhibits

Exhibit 10.1	$100,000,000 Term Loan Credit Agreement, dated as of September 13, 2013 with JPMorgan Chase Bank, N.A., as a Lender and Administrative Agent.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEW JERSEY RESOURCES CORPORATION
Date: September 19, 2013
By: /s/ Glenn C. Lockwood
Glenn C. Lockwood Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Exhibit
10.1	$100,000,000 Term Loan Credit Agreement, dated as of September 13, 2013 with JPMorgan Chase Bank, N.A., as a Lender and Administrative Agent